Exhibit 99.1

Natus Medical Announces 2011 Third Quarter Financial Results

- Company Updates 2011 Revenue and Non-GAAP Earnings per Share Guidance

SAN CARLOS, Calif.--(BUSINESS WIRE)--October 27, 2011--Natus Medical Incorporated (NASDAQ:BABY) today announced financial results for the three and nine months ended September 30, 2011.

The Company reported revenue of $51.3 million for the third quarter ended September 30, 2011, compared to revenue of $53.2 million reported in the comparable quarter of the previous year. Embla Systems, which the company acquired on September 15, 2011, contributed $1.3 million of revenue. Net income was $153,000 or $0.01 per diluted share, compared to net income of $3.6 million or $0.12 per diluted share for the third quarter of 2010.

For the nine months ended September 30, 2011, the Company reported net income of $5.6 million, or $0.19 per diluted share, compared to net income of $6.7 million, or $0.23 per diluted share, for the comparable period in 2010.

The Company reported non-GAAP earnings per share of $0.07 per diluted share for the third quarter of 2011 compared to $0.16 per diluted share for the same period in 2010. Non-GAAP net income was $2.1 million in the 2011 period compared to $4.8 million in the third quarter of 2010. For the nine months ended September 30, 2011 non-GAAP net income was $9.9 million, or $0.34 per share, compared to $12.0 million or $0.41 per share for the same period in 2010.

In commenting on the third quarter revenue results, Jim Hawkins, Chief Executive Officer of the Company said, “The third quarter revenue shortfall, which is consistent with the expected results we announced on October 10th, was primarily attributable to our neurology business where we experienced order delays in both domestic and international markets and also a reduction in order size in the United States. Our Medix subsidiary, with newborn care products sold primarily in Latin America, also experienced a shortfall that was due to delayed orders. Our other newborn care products, including our newborn hearing screening, newborn brain monitoring, and phototherapy product lines performed to expectations in the third quarter.”

“In the third quarter we experienced a reduction in large capital equipment orders over $300,000, primarily in our domestic neurology business. Although some orders we expected were placed during the quarter at significantly reduced order size, other orders were not placed at all. We believe that the orders we were working on during the third quarter have not been lost, but have been merely delayed, and we expect that they will eventually be placed with Natus,” added Hawkins. “We experienced similar sales activity in late 2008 and early 2009 and then saw those delayed orders placed in following quarters.”

“We look forward to capitalizing on the opportunity that recently acquired Embla Systems brings to our neurology business as we are now a leader in the growing worldwide market for diagnostic sleep products,” added Hawkins. “We expect the Embla acquisition to be accretive to our earnings in 2012, adding approximately $0.08 to non-GAAP earnings per share.”

As of September 30, 2011, the Company had cash, cash equivalents, and short-term investments of $30.8 million, stockholders' equity of approximately $275 million, and working capital of approximately $89 million.

Financial Guidance

Natus updated its 2011 financial guidance. For the full year 2011, the Company expects to report revenue of approximately $234 million and non-GAAP earnings per share of approximately $0.48.

For the fourth quarter 2011, the Company expects to report revenue of approximately $65 million and non-GAAP earnings per share of approximately $0.15. This compares to revenue of $63.2 million and non-GAAP earnings per share of $0.24 reported in the fourth quarter of 2010.

The Company's fourth quarter and full year 2011 non-GAAP earnings per share guidance excludes amortization expense associated with acquisition-related intangible assets, which the Company expects to be approximately $5.2 million and $1.3 million for the full year and fourth quarter 2011, respectively, and which the Company expects will reduce GAAP earnings per share by approximately $0.11 and $0.03 for the full year and quarter, respectively. The non-GAAP earnings per share guidance for those periods also excludes the effects of restructuring charges that the Company expects it may incur in the fourth quarter of 2011, the amount and timing of which have not yet been determined, as well as the impact any future acquisitions might have on its results of operations.

The Company's non-GAAP guidance includes the impact of expensing employee share based compensation. All non-GAAP earnings per share amounts are on a diluted basis.

Use of Non-GAAP Financial Measures

The Company's non-GAAP results for the three and nine months ended September 30, 2011 exclude amortization expense associated with certain acquisition-related intangible assets, restructuring charges associated primarily with employee severance costs, and directs costs of the Embla acquisition, and its fourth quarter and full year guidance exclude such amortization expenses, restructuring charges, and acquisition costs, and the impact of any future acquisitions.

The Company believes that the presentation of historical results and guidance excluding these items provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results. Therefore, the Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods. A reconciliation between the Company's historical results of operations on a GAAP and non-GAAP basis for the periods reported is included as part of the condensed consolidated statements of operations at the end of this release.

The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today, October 27, 2011. Individuals interested in listening to the conference call may do so by dialing 866-277-1182 for domestic callers, or 1-617-597-5359 for international callers, and entering reservation code 23189279. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 888-286-8010 for domestic callers, or 1-617-801-6888 for international callers, and entering reservation code 85016916.

The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and balance and mobility disorders. Product offerings include computerized neurodiagnostic systems for audiology, neurology, polysomnography, and neonatology, as well as newborn care products such as hearing screening systems, phototherapy devices for the treatment of newborn jaundice, head-cooling products for the treatment of brain injury in newborns, incubators to control the newborn's environment, and software systems for managing and tracking disorders and diseases for public health laboratories.

Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding revenue and non-GAAP profitability in the fourth quarter and full year 2011 and the accretive contribution to earnings per share of Embla Systems. These statements relate to current estimates and assumptions of our management as of the date of this press release, and future events or Natus' future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2010, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September	September	September	September
	2011	2010	2011	2010

Revenue	$51,338	$53,179	$168,541	$155,485
Cost of revenue	23,765	21,757	73,165	62,700

Gross profit	27,573	31,422	95,376	92,785

Operating expenses:
Marketing and selling	14,688	12,817	44,818	40,334
Research and development	6,120	4,820	18,577	15,188
General and administrative	7,809	8,074	24,828	26,875

Total operating expenses	28,617	25,711	88,223	82,397

Income (loss) from operations	(1,044)	5,711	7,153	10,388

Other income/(expense):
Interest income	6	34	23	30
Interest expense	(47)	(13)	(160)	(49)
Other income, net	227	(197)	109	28

Total other income/(expense)	186	(176)	(28)	9

Income (loss)before provision for income tax	(858)	5,535	7,125	10,397

Provision for income tax (benefit) expense	(1,011)	1,898	1,507	3,727

Net income	$153	$3,637	$5,618	$6,670

Earnings per share:
Basic	$0.01	$0.13	$0.20	$0.24
Diluted	$0.01	$0.12	$0.19	$0.23

Weighted-average shares used to compute
Basic earnings (loss) per share	28,643	28,212	28,477	28,021
Diluted earnings (loss) per share	29,387	29,261	29,566	29,170

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September	September	September	September
	2011	2010	2011	2010

GAAP based results:

Income (loss) before provision for income tax (benefit)	$(858)	$5,535	$7,125	$10,397

Non-GAAP adjustments:

Amortization expense associated with certain acquired intangible assets reported as a component of:					(a)

Cost of revenue	530	510	1,592	1,530
Marketing and selling	393	329	1,218	989
Research and development	250	370	990	1,111

Restructuring charge reported as a component of general and administrative expense	1,363		2,156	3,107	(b)

Direct costs of acquisitions	290	179	290	179	(c)

Costs associated with the discontinuance of the Sonamed Clarity hearing screener reported as a component of:					(d)

Cost of revenue		323		1,081
Marketing and selling				300

Non-GAAP income before provision for income tax	1,968	7,246	13,371	18,694

Provision for income tax (benefit) expense, as adjusted	(128)	2,475	3,450	6,668

Non-GAAP net income	$2,096	$4,771	$9,921	$12,026

Non-GAAP earnings per share:
Basic	$0.07	$0.17	$0.35	$0.43
Diluted	$0.07	$0.16	$0.34	$0.41

Weighted-average shares used to compute
Basic non-GAAP earnings per share	28,643	28,212	28,477	28,021
Diluted non-GAAP earnings per share	29,387	29,261	29,566	29,170

Memo, Gross profit percentage:
GAAP basis	53.7%	59.1%	56.6%	59.7%
non-GAAP basis	54.7%	60.7%	57.5%	61.4%

Note:
The Company has elected to provide non-GAAP financial results that exclude the items below as this presentation is common among companies that are active acquirors and whose results are, accordingly, affected by such charges, because this information is used by management to evaluate operating results and because it believes this information will assist investors in making period to period comparisons of the Company's operating results.

(a) Amortization expense associated with acquired intangible assets with definite lives.

(b) Restructuring charge including accruals for severance benefits and exit and disposal costs.

(c) Direct costs of acquisitions that are expensed pursuant to the requirement of ASC 805.

(d) Charge associated with discontinuance of the Sonamed Clarity newborn hearing screener. Costs include concessions given to customers purchasing a replacement hearing screener, write-down of inventory, and write-off of tradenames.

CONTACT:
Natus Medical Incorporated
Steven J. Murphy, 650-802-0400
Chief Financial Officer
InvestorRelations@Natus.com